UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2025
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	APAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2025, Artisan Partners Holdings LP (“Holdings”), of which Artisan Partners Asset Management Inc. is the sole general partner, entered into a Note Purchase Agreement (the “Agreement”) with the note purchasers named therein, a number of which are also parties to Holdings’ Note Purchase Agreement dated December 7, 2021. Pursuant to the Agreement, Holdings agreed to issue $50 million of Series G Senior Notes in a private placement transaction on August 15, 2025, subject to the satisfaction of certain customary closing conditions. The Company will use the proceeds from the Series G senior notes to repay the Series D senior notes that mature in August 2025.

The Series G Notes will bear interest at a rate of 5.43% per annum and will mature on August 16, 2030. In addition to other covenants, the Agreement contains the following financial covenants:

•Holdings will not permit its Leverage Ratio (as defined in the Agreement) on any date to exceed 3.00 to 1.00.

•Holdings will not permit its Interest Coverage Ratio (as defined in the Agreement) in respect of any period of four consecutive fiscal quarters to be less than 4.00 to 1.00.

The Agreement includes customary events of default. Upon an event of default, the Series G Notes then outstanding generally will become due and payable. In addition, in the event of a Change in Control (as defined in the Agreement) or if Artisan’s average AUM for a fiscal quarter is below $45 billion, Holdings will generally be required to offer to pre-pay the notes. Artisan Partners Limited Partnership, a wholly-owned subsidiary of Holdings, will guarantee Holdings’ obligations under the terms of the Agreement. This summary of the Agreement is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) The 2025 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on June 4, 2025.
(b) The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.    Election of Directors: Each of the seven nominees was elected.

Nominees	For	Withheld	Broker Non-Votes
Jennifer A. Barbetta	70,848,765	412,697	3,984,197
Matthew R. Barger	69,322,249	1,939,213	3,984,197
Eric R. Colson	70,106,285	1,155,177	3,984,197
Stephanie G. DiMarco	69,941,337	1,320,125	3,984,197
Jason A. Gottlieb	70,535,108	726,354	3,984,197
Jeffrey A. Joerres	70,008,554	1,252,908	3,984,197
Saloni S. Multani	70,924,277	337,185	3,984,197
2. Advisory Vote on Compensation of Named Executive Officers: Approved.

For	Against	Abstain	Broker Non-Votes
69,249,906	1,543,569	467,987	3,984,197

3.    Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025: Ratified.

For	Against	Abstain
73,134,740	2,079,621	31,298

For more information about the foregoing proposals and Annual Meeting, see the Proxy Statement.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Note Purchase Agreement, dated as of June 3, 2025, among Artisan Partners Holdings LP and the purchasers listed therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.
Date: June 5, 2025

By:	/s/ Laura E. Simpson
Name:	Laura E. Simpson
Title:	Executive Vice President, Chief Legal Officer and Secretary